SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549



                                   FORM 8-K


                          Current Report Pursuant to
                          Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 25, 1996
                                                          --------------

                                Interfilm, Inc.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

                                   Delaware
            ------------------------------------------------------
                (State or Other Jurisdiction of Incorporation)

                0-22686                               95-4078884
        ------------------------         -----------------------------------
        (Commission File Number)         (I.R.S. Employer Identification No.)


  214 Carnegie Center, Suite 100, Princeton, New Jersey              08540
- -----------------------------------------------------------      ------------
        (Address of Principal Executive Offices)                   (Zip Code)


                                (609) 520-1911
             (Registrant's Telephone Number, Including Area Code)

     Former Address: 110 Greene Street, Suite 4R, New York, New York 10012
         (Former Name or Former Address, if Changed Since Last Report)

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                  This Current Report on Form 8-K contains forward-looking
statements which involve risks and uncertainties. Interfilm, Inc.'s actual results may differ significantly from the results discussed in the forward-looking statements.

Item 1.  Changes in Control of Registrant

                  On June 25, 1996, pursuant to the terms and conditions of that certain Agreement and Plan of Reorganization dated as of April 12, 1996 by and between Interfilm, Inc., a Delaware corporation ("Interfilm"), Interfilm Acquisition Corp., a New Mexico corporation and a wholly-owned subsidiary of Interfilm ("InSub"), and RhoMed Incorporated, a New Mexico corporation ("RhoMed"), InSub has merged with and into RhoMed (the "Plan of Merger"). Pursuant to the Plan of Merger, each share of RhoMed Preferred Stock outstanding immediately prior to the effective time of the merger (the "Effective Time") has been converted into .01 shares of the Series A Convertible Preferred Stock of Interfilm, and each share of RhoMed Common Stock outstanding immediately prior to the Effective Time has been converted into .01 shares of the Series B Convertible Preferred Stock of Interfilm. On or about July 19, 1996, upon the filing of an Amended Certificate of Incorporation of Interfilm, each share of Series A and Series B Preferred Stock of Interfilm shall automatically convert into 466.95404349 and
184.332593 shares of Interfilm Common Stock, respectively. Additionally, all warrants and options to purchase RhoMed Common Stock outstanding immediately prior to the Effective Time, including without limitation, any rights underlying RhoMed's qualified or non-qualified stock option plans, have been automatically converted into rights upon exercise to receive Interfilm capital stock in the same manner in which the shares of RhoMed Common Stock were to be converted at the Effective Time. As a result, RhoMed has become a wholly-owned subsidiary of Interfilm and the former shareholders of RhoMed have acquired an approximately 96% interest in the equity securities of Interfilm on a fully-diluted basis. Consequently, there has been a change of control in Interfilm. Further, pursuant to the terms of the Plan of Merger, the directors of RhoMed became the directors of Interfilm upon the closing of the merger.

                  Further, pursuant to the terms of the Plan of Merger, certain assets and liabilities of Interfilm (consisting principally of certain intellectual property and claims against a third party) have been transferred to a separate entity for the benefit of the Interfilm stockholders of record as of June 21, 1996.

                  RhoMed is a development stage company dedicated to developing and commercializing products and technologies for diagnostic imaging, cancer therapy and ethical drug development based upon its proprietary monoclonal anitbody, radiolabeling and enabling peptide platform technologies. Interfilm has conducted no on-going business activities since May 10, 1995 and the business of RhoMed represents the on-going business of the consolidated entity.

Item 4. Change in Registrant's Certifying Accountant.

        As of July 9, 1996, as a result of the change of control of Interfilm noted above, Interfilm's former independent accountant, who was engaged as the principal accountant to audit Interfilm's financial statements, has been dismissed and Arthur Andersen LLP, RhoMed's Independent accountant, has been engaged as the principal accountant to audit Interfilm's consolidated financial statements on a going-forward basis. The decision to change accountants was recommended and approved by the Board of Directors of Interfilm following the change of control of Interfilm based upon Interfilm's need for one independent accountant to be responsible for the consolidated financial statements of Interfilm following the merger. During Interfilm's fiscal years ended December 31, 1995 and 1994, there were no disagreements between Interfilm's former independent accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Further, during Interfilm's fiscal years ended December 31, 1995 and 1994, respectively, Interfilm's former independent accountant's opinion with respect to Interfilm's financial statements was qualified as to Interfilm's ability to continue as a going concern.






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Item 7.           Financial Statements and Exhibits

        As stated above, on June 25, 1996, Interfilm, a public shell, acquired all of the outstanding capital stock of RhoMed. For accounting purposes, the acquisition has been treated as a recapitalization of RhoMed with RhoMed as the acquirer (reverse acquisition). The historical financial statements prior to June 25, 1996 are those of RhoMed. Pro forma information is not presented since the merger pursuant to the Plan of Merger is not a business combination.


Exhibit 2.1 Agreement and Plan of Reorganization dated as of April 12, 1996 by and between Interfilm, Inc., Interfilm Acquisition Corp. and RhoMed Incorporated.

Exhibit 99.1 RhoMed Incorporated (Unaudited) Financial Statements for the nine-month periods ended May 31, 1996 and 1995

Exhibit 99.2 RhoMed Incorporated Financial Statements for the years ended August 31, 1995, 1994 and 1993






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                                  SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Interfilm, Inc.
                                          (Registrant)

                         By:  /s/ JOHN J. McDONOUGH
                              -------------------------------
                              Name: John J. McDonough
                              Title: Vice President and Chief Financial Officer

Dated:  July 10, 1996

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